Exhibit 23.1

CONSENT OF INDEPENDENT AUDITOR

We consent to the incorporation by reference in Registration Statements (No. 333-128293, 333-152815, 333-195135, and 333-195955) on Form S-8 and in Registration Statement (No. 333-181817) on Form S-3 of Orchids Paper Products Company of our report dated July 29, 2014, relating to our audit of Golden Gate Paper Company, Inc. as of and for the year ended December 31, 2013, which appears as exhibit 99.2 in Orchids Paper Products Company’s Current Report on Form 8-K/A filed on August 13, 2014.

/s/ HOGANTAYLOR LLP

Tulsa, Oklahoma

August 13, 2014